UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

PANEX RESOURCES INC.
(Name of Registrant As Specified In Chapter)

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[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Schedule 14C - Information Statement	Page 2

Preliminary Copy

PANEX RESOURCES INC.

(a Nevada corporation)

INFORMATION STATEMENT

Date first mailed to stockholders:  ________, 2014

c/o Coresco AG

Level 3, Gotthardstrasse 20

6300 Zug, Switzerland

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.  Information Required by Items of Schedule 14A.

a.  Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Panex in connection with the prior approval by the board of directors of Panex, and receipt by the board of approval by written consent of the holders of a majority of Panex’s outstanding shares of common stock, of a resolution to,

1.

amend the Fourth Article of the Articles of Panex Resources Inc. by increasing the authorized capital from 500,000,000 shares to 3,000,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Panex provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On November 18, 2013, the board of directors of Panex approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Panex written consents representing at least 57.3% of the voting shares of common stock approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Panex has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about March _____, 2014.

This Information Statement is dated February _______, 2014 and is first being mailed to stockholders on or about February ______, 2014.  Only stockholders of record at the close of business on November 18, 2013 are entitled to notice of the Resolution and to receive this Information Statement.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Panex to increase the authorized capital is being made, in part, to provide Panex with more flexibility and opportunities to conduct equity financings.  The Board of Directors believe that the amendment is in the best interests of Panes and its shareholders.  The Board of Directors believe that the increase is necessary so that Panex will have a sufficient number of authorized shares to meet its obligations to issue additional shares and for future contingencies.  The increase in authorized capital may also be necessary in order to have sufficient shares to issue upon conversion of notes, exercise of warrants and options.

The objective of the proposed change in the authorized capital structure of Panex is to allow for future issuances of shares of common stock of the Company in accordance with forward stock splits, proposed equity financings, debt settlement, and contractual provisions.  Moreover, based upon Panex’s historical losses from operations, Panex will require additional funding in the future.  If Panex cannot obtain capital through private offerings and financings or otherwise, its ability to execute developmental plans will be greatly limited. Historically, Panex has funded its operations through the issuance of equity.  Panex’s potential future cash flow and availability of financing may be subject to the appeal of private offerings, including the market prices of its shares of common stock.  Further, debt financing, if utilized, could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

The Board of Directors believe that an increase in the authorized capital structure will increase the marketability and liquidity of Panex in the future. The newly authorized shares of common stock will be available for issuance at the discretion and approval of Panex’s Board of Directors, without any further shareholder action.  Since the Board of Directors will have the authority to issue additional shares of common stock to provide additional financing in the future, the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of common stock.  If Panex does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders.  As a result of such dilution, a shareholder’s proportionate ownership interest and voting power will be decreased accordingly.  Further, any such issuances could result in a change of control.

Presently, Panex does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings, except for the following:

1.  $0.001 Private Placement

Panex has approved a conditional equity financing to raise up to $850,000 in working capital for operations, exploration and administration.  Subject to the effective increase in the authorized capital of Panex, as per the Resolution, Panex will offer up to 850,000,000 restricted shares of common stock at a price of $0.001 per share to raise the working capital.  Panex set the value of the restricted shares arbitrarily without reference to its assets, book value, revenues or other established criteria of value.  All the restricted shares to be issued in this offering will be issued for investment purposes in “private transactions”.

Panex plans to use the proceeds raised in this private placement to conduct due diligence on the Giro Project and the joint venture partner being acquired.  See “Acquisition of Majority Ownership of Joint Venture” below for more details.  The proceeds will also be used for exploration work on the Giro Project, including the establishment of a drilling camp and the mobilization of staff.  The proceeds will also be used to cover ongoing corporate costs.

The private placement offering will only be made to non-US subscribers outside the United States.  Panex will rely on Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.  Management will ensure that Panex complies with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering will not be a public offering and will not be accompanied by any general advertisement or any general solicitation.  Panex will require from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber is not a U.S. person, (b) the subscriber is subscribing for the shares for their own investment account and not on behalf of a U.S. person, and (c) there is no prearrangement for the sale of the shares with any buyer.  No offer will be made or accepted in the United States and the share certificates representing the shares will be issued bearing a legend with the applicable trading restrictions.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 4

If Panex is successful in completing this private placement, existing stockholders will experience significant dilution of their interest in Panex.

As of the date of this information statement, Panex has received, but not yet accepted, subscriptions in the amount of $723,700 for this private placement.  Included in these subscriptions, Mark Gasson, the sole director and CEO of Panex, has subscribed for $25,000 (25 million restricted shares of common stock), and Ross Doyle, the CFO of Panex, has subscribed for $40,000 (40 million restricted shares).

Panex is not aware of any change of control.  However, there could be a change of control if an investor subscribes for a large enough number of shares in the private placement and Panex accepts such subscription.

2.  Acquisition of Majority Ownership of Joint Venture

Panex has conditionally agreed to the share acquisition of a joint venture partner.  Panex has entered into a share purchase agreeement to acquire an 85% interest in a joint venture partner (the “Acquisition”), which in turn is the sole registered owner of 65% of certain mineral exploration licenses held in a joint venture on mineral properties situated in the Democratic Republic of Congo (the “Giro Project”).  Panex has acquired and set up a BVI company to be the registered owner of the 85% interest in Amani Consulting SPRL (“Amani”), the joint venture partner.  The other 15% of Amani will be owned by the remaining shareholders in Amani, being Maohuai Cong, Didier Mbaya, and Bellarmin Mwanza Nshimba, who are also the selling shareholders of the 85% interest (the “Selling Shareholders”).  The business operations of the joint venture will be conducted in Giro Goldfields SRPL (“Giro”), which is the registered owner of certain mineral exploration licenses on mineral properties situated in the Democratic Republic of Congo (the “Giro Project”).

Item 11.  Authorization or Issuance of Securities Otherwise than for Exchange.

The Acquisition has conditionally closed and the shares in Amani representing the 85% interest have been transferred and registered to Panex.  As conditions to closing of the Acquisition Panex will pay $400,000 to the Selling Shareholders for their shares and will issue an aggregate 1,585,511,286 restricted shares of common stock in the capital of Panex to the Selling Shareholders pro rata (the “Purchase Shares”), subject to both due diligence completed to the satisfaction of Panex and the effective increase in the authorized capital of Panex, as per the Resolution.  As a result of the Acquisition, there will be a change in control.  Upon satisfaction of all the conditions for the closing of the Acquisition Panex will file a Form 8-K - Current Report disclosing the details of the Acquisition and any change of control.

The holders of Panex’s common stock:

&

have equal ratable rights to dividends from funds legally available if and when declared by Panex’s board of directors;

&

are entitled to share ratably in all of Panex’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Panex’s affairs;

&

do not have preemptive, subscription or conversion rights;

&

do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights;

&

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

No stockholder approval is required for the issuance of Panex’s securities, including shares of common stock, stock options and share purchase warrants.

Panex’s Articles of Incorporation and By-laws, and any applicable amendments, and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of stockholders of Panex’s capital stock.  Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and Panex’s By-laws.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 5

Holders of Panex’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of 25% of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Panex’s stockholders.  A vote by the holders of a majority of Panex’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Panex’s Articles of Incorporation.

Following the Acquisition and the issuance of the Purchase Shares, Panex’s shareholders will hold a substantially lesser percentage ownership interest in Panex.  The Acquisition can be expected to have a significant dilutive effect on the percentage of shares held by Panex’s shareholders at that time.

Item 13.  Financial and Other Information.

The financial information and financial statements for Panex are hereby incorporate by reference to:

a.

Part II and Exhibit A of Panex’s Form 10-K for 2013 filed with the SEC on November 1, 2013 (Accession #0001354488-13-005958); and

b.

Part I of Panex’s Form 10-Q for November 30, 2013 filed with the SEC on December 31, 2013 (Accession #0001393905-13-000740.

Panex undertakes to provide, without charge, by first class mail or such other equally prompt means within one business day upon receipt of a written or oral request from any registered security holder, a copy of any and all of the information that has been incorporated by reference in this information statement.  All such written or oral requests can be directed to Panex at the following address and telephone number:

Panex Resources Inc.

c/o Coresco AG

Level 3, Gotthardstrasse 20

Zug, Switzerland

6300

+41.41.711.0281

Item 14.  Mergers, Consolidations, Acquisitions and Similar Matters.

Summary term sheet:

•

Panex’s wholly-owned BVI subsidiary has conditionally acquired 85% of all the issued and outstanding shares of Amani Consulting SPRL (“Amani”).

•

Panex will pay $400,000 and issue an aggregate 1,585,511,286 restricted shares of common stock to certain shareholders of Amani.

•

The number of restricted shares of common stock will be 1,585,511,286, which will be equal to 55% of the issued and outstanding shares of common stock post-closing.

Contact information:	Panex Resources Inc.
c/o Coresco AG
Level 3, Gotthardstrasse 20
Zug, Switzerland
6300
Tel: +41 41 711 0281

Business conducted:  Amani is an experienced Congolese exploration company exploring opportunities in the Democratic Republic of Congo for systematic exploration and development of licenses in the discovery of significant gold deposits.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 6

Terms of the transaction:

i.

A brief description of the transaction:  Panex entered into a share purchase agreement dated December 7, 2013 between Panex and Amani to acquire an 85% interest in Amani on certain conditions.  To complete the acquisition of the 85% interest Panex must (1) issue the Purchase Shares to the Selling Shareholders; (2) pay the Selling Shareholders an aggregate payment of $100,000 by February 15, 2014; and (3) pay a second payment to the Selling Shareholders in the aggregate amount of $300,000 by June 17, 2014.

In addition, if three million ounces of measured and indicated gold is discovered on the Giro Project with a cut-off grade of 2.5g/t, Panex will be required to pay a royalty payment to the Selling Shareholders in the aggregate amount of $5,350,000.

As a result of becoming a majority partner in the joint venture, Panex will be responsible for financing the Giro Project until the completion of a feasibility study on each property of the Giro Project, including payment for the title holding fees and all charges and expenses in relation to the Giro Project.  Following the completion of the feasibility study, if the joint venture decides to proceed with mining operations then Panex will be responsible for funding such operations.  Any payments made by Panex and any funding provided by Panex under the share purchase agreement will be treated as an interest bearing loan, and such loan will be repaid from any proceeds of production from the Giro Project on a priority basis and prior to any distribution of profits to any joint venture partner.

At any time before making all the payments or fulfilling all its obligations, Panex may at its discretion withdraw from the Acquisition by written notice to Amani at any time without penalty and will not be liable for any further obligations under the share purchase agreement.

ii.

The consideration offered to security holders:  There is no consideration being offered to the security holders of Panex in relation to the Acquisition.

iii.

The reasons for engaging in the transaction:  The Acquisition represents an opportunity for Panex to acquire an interest in an explorable mineral property.  Further, the Giro Project represents an opportunity for Panex to conduct mineral exploration activities on mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits. Panex’s exploration program will be designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals on the Giro Project.

iv.

The vote required for approval of the transaction:  Other than the shareholders’ vote required for the approval of the Resolution no vote of the shareholders is required for the approval of the Acquisition.

v.

An explanation of any material differences in the rights of security holders as a result of the transaction, if material:  There will be no material differences in the rights of the shareholders as a result of the Acquisition.

Regulatory approvals:  No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Acquisition.

Reports, opinions, appraisals:  No report, opinion, or appraisal materially relating to the transaction has been received from an outside party.

Past contacts, transaction or negotiations:  With the exception of the Acquisition, during the past two years there has been no negotiations, transaction or material contacts between Panex and its directors and officers and with the joint venture partner and its affiliates concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the joint venture partner’s securities, election of the joint venture partner’s directors, or a sale or other transfer of a material amount of asset of the joint venture partner.  Also, with the exception of the Acquisition, there are no present or proposed material agreement, arrangement, understanding, or relationship between Panex or any of its executive officers, directors, controlling persons or subsidiaries and the joint venture partner or any of its executive officers, directors, controlling persons or subsidiaries.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 7

Pro forma information:  See “Information on Joint Venture” below for pro forma information.

Financial information:  See “Information on Joint Venture” below for financial information.

Information on Panex

Item 101.  Description of Business

Background

Panex is a Nevada corporation that was incorporated on May 28, 2004.  On September 27, 2010, Panex changed its name from “De Beira Goldfields Inc.” to “Panex Resources Inc.”  Panex is also a “shell” company as defined by the SEC as a result of only having nominal operations and nominal assets.

Panex is an exploration stage company engaged in the acquisition and exploration of mineral properties.  Panex’s plan of operations is to conduct mineral exploration activities on mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits.  Panex’s exploration program will be designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals.

Panex currently has an authorized capital of 500,000,000 shares of common stock with a par value of $0.001 per share with 366,261,507 shares of common stock currently issued and outstanding.  On August 30, 2010, the authorized capital was increased from 75,000,000 shares of common stock to 500,000,000 shares of common stock.

Panex has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Panex’s business.

Currently, Panex has not obtained an employer identification number for the purpose of registering to do business in the United States.  Panex does not currently conduct any business in the United States nor employ any staff in the United States and is therefore not required by law to obtain an employer identification number at this time.  Panex will take immediate steps to obtain an employer identification number if it becomes necessary to do so at any time in the future.

Plan of Operation

Panex is an Exploration Stage Company.  Panex’s principal business is the acquisition and exploration of mineral resources.  Panex currently has no interest in any mineral resources or properties but is continuing to identify and assess viable mineral properties or mineral projects.

Panex has not generated any revenues from its mineral exploration activities.  From the time of its incorporation in 2004 to early 2008, Panex was actively engaged in the exploration of various mineral projects that were prospective for gold, silver and copper.  Since 2008, a combination of limited exploration success and a dwindling of its working capital caused Panex to withdraw from its mineral exploration projects.

During the next 12 months, management’s objective is to recapitalize Panex, continue to raise new capital and to seek new investment opportunities in the mineral sector.  As is evident from the “Background” section above and previous SEC filings, Panex has in the past successfully negotiated agreements enabling it to earn an interest in a number of different mineral properties.  Consequently, management believes that its worldwide industry contacts will make it possible to identify and assess new projects for acquisition purposes.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 8

Panex is seeking a viable business opportunity through acquisition, merger or other suitable business combination method, with a focus on undervalued mineral properties for eventual acquisition.  Panex intends to concentrate its acquisition efforts on mineral properties or mineral exploration businesses that management believes to be undervalued or that management believes may realize a substantial benefit from being publicly owned.  Panex will continue to identify and assess undervalued mineral properties when capital raisings are completed.  A small number of mineral properties are presently being reviewed, but it is too early to say whether they may be considered appropriate for acquisition.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of Panex to continue as a going concern.

Property Interests

With the exception of the Acquisition, which has not closed, Panex does not have any mineral property assets or mineral property interests.

Competition

Panex competes with other mining and exploration companies possessing greater financial resources and technical facilities than Panex in connection with the acquisition of mineral exploration claims and in connection with the recruitment and retention of qualified personnel.  Many of Panex’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties.  Some of these competitors have been in business for longer than Panex and may have established more strategic partnerships and relationships than Panex.

Management believes that it will have a competitive advantage over its competitors due to its network of contacts, which will enable it to identify and acquire prospective mineral properties more quickly and efficiently than many of its competitors.

Government Controls and Regulations

Panex is not subject to any government controls or regulations as Panex has no interests in any mineral projects.

If and when Panex acquires a mineral property asset or a mineral property interest, its business may be subject to various levels of government controls and regulations, which are supplemented and revised from time to time.  Changes to current local, state or federal laws and regulations in the jurisdictions where Panex will operate could require additional capital expenditures and increased operating and/or reclamation costs.  Panex is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective.  Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by Panex or the property operators.  Although Panex is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomical.

Patents/Trade Marks/Licences/Franchises/Concessions/Royalty Agreements or Labour Contracts

Panex currently does not own any patents or trademarks.  Also, Panex is not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

Number of Employees and Number of Full Time Employees

There are no employees at the present time, with the exception of the officers of Panex.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 9

Item 102.  Description of Property

Panex conducts principal and technical activities from Coresco AG, Level 3, Gotthardstrasse 20, 6300 Zug, Switzerland.  The telephone number is +41 41 711 0281.  These offices are provided to Panex on a month-to- month basis.  Management believes these offices are adequate for the business requirements during the next 12 months.  Panex does not own any real property.  Panex maintains its statutory registered agent’s office at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014.

Item 103.  Legal Proceedings

Panex is not a party to any pending legal proceedings and, to the best of Panex’s knowledge, none of Panex’s assets are the subject of any pending legal proceedings.

Item 201.  Market Price of and Dividends on Panex’s Shares and Related Stockholder Matters

a.  Market Information

Panex’s shares of common stock were quoted on the FINRA OTC Bulletin Board under the symbol “DBGF” from March 8, 2006 to December 17, 2007.  Since then Panex’s shares of common stock have been quoted on the OTCQB under the symbol “OTCQB:DBGF”.

The following table gives the high and low bid information for each fiscal quarter Panex’s common stock has been quoted for the last two fiscal years.  The bid information was obtained from OTC Markets, Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transaction.

High & Low Bids
Period ended	High	Low	Source
10 February 2014	$0.01	$0.00	OTC Markets, Inc.
30 November 2013	$0.01	$0.00	OTC Markets, Inc.
31 August 2013	$0.02	$0.00	OTC Markets, Inc.
31 May 2013	$0.02	$0.00	OTC Markets, Inc.
28 February 2013	$0.02	$0.00	OTC Markets, Inc.
30 November 2012	$0.06	$0.02	OTC Markets, Inc.
31 August 2012	$0.10	$0.03	OTC Markets, Inc.
31 May 2012	$0.10	$0.06	OTC Markets, Inc.
29 February 2012	$0.08	$0.05	OTC Markets, Inc.
30 November 2011	$0.08	$0.04	OTC Markets, Inc.

b.  Holders of Record

Panex has approximately 75 holders of record of Panex’s common stock as of February 10, 2014.  The number of registered shareholders does not include any estimate by Panex of the number of beneficial owners of common stock held in street name.  The transfer agent for Panex’s common stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and their telephone number is 702-818-5898.

c.  Dividends

There are no restrictions in Panex’s Articles of Incorporation or By-laws that restrict Panex from declaring dividends.  The Nevada Revised statutes, however, do prohibit Panex from declaring dividends where, after giving effect to the distribution of the dividend:

Panex Resources Inc.

Schedule 14C - Information Statement	Page 10

1.  Panex would not be able to pay its debts as they become due in the usual course of business; or

2.  Panex’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Panex has declared no cash dividends on its shares of common stock and is not subject to any restrictions that limit its ability to pay cash dividends on its shares of common stock.  Cash dividends are declared at the sole discretion of Panex’s Board of Directors.

Item 303.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

See “Item 13 - Financial and Other Information” above for the requisite financial information and financial statements of Panex.

Information on Joint Venture

Description of Business

Amani Consulting SPRL (“Amani”) is a private limited company, incorporated and registered in compliance to the Laws of the Democratic Republic of The Congo.  As of December 31, 2013, its share capital amounts to US$46,000, with 1,000 shares held by Panex (85%) and others (15%).  Amani’s corporate object is to operate in studies of geology, mining engineering, building construction, research and mining.  Amani is an experienced Congolese exploration company exploring opportunities in the Democratic Republic of Congo for systematic exploration and development of licenses in the discovery of significant gold deposits.

Giro Goldfields SPRL (“Giro”) is a private limited company incorporated and registered in compliance to the Laws of the Democratic Republic of The Congo.  As of December 31, 2013, Giro’s share capital amounted to US$1,000,000, with 1,000 shares held by Amani (65%) and Sokimo (35%).  Giro’s corporate object is to carry out all mining activities as per the Mining Code of the Democratic Republic of The Congo, including research, exploration, mining, transport, and sale of gold.  Giro is the registered owner of certain mineral exploration licenses on mineral properties situated in the Democratic Republic of Congo (the “Giro Project”).

Nature of Trading Markets

There is no established public trading market for either Amani’s shares nor Giro’s shares.

Selected Financial Data

Amani Consulting SPRL

The selected financial and other data set forth below should be read in conjunction with the audited financial statements of Amani as of December 31, 2013 including the notes thereto.  The selected financial data set forth below for the last year is derived from the audited financial statements of Amani.  The financial statements are maintained and expressed in US dollars, and presented in accordance with accounting principles generally accepted in the United States of America.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 11

December 31, 2013
Statement of Operations Data
US$
Revenue - Sales	-
Costs of sales	-
Operating expenses	5,165
Total expenses	5,165
Net loss	5,165
Other comprehensive income (loss)	-
Comprehensive loss	5,165

Weighted average number of shares	1,000

December 31, 2013
Statement of Operations Data
US$
Cash and cash equivalents	-

Total current assets	4,421,821

Total Assets	5,104,409

Accounts payable and accrued liabilities	31,753
Due to related parties	5,031,821
Total Liabilities	5,063,574

Shareholders’ equity (deficiency)	40,835

Total Liabilities and Shareholders’ Equity	5,104,409

Giro Goldfields SPRL

The selected financial and other data set forth below should be read in conjunction with the audited financial statements of Giro as of December 31, 2013 including the notes thereto.  The selected financial data set forth below for the last year is derived from the audited financial statements of Giro.  The financial statements are maintained and expressed in US dollars, and presented in accordance with accounting principles generally accepted in the United States of America.

December 31, 2013
Statement of Operations Data
US$
Revenue - Sales	-
Costs of sales	-
Operating expenses	2,087,243
Total expenses	2,087,243
Net Loss	2,087,243
Other comprehensive income (loss)	-
Comprehensive loss	2,087,243

Weighted average number of shares	1,000

Panex Resources Inc.

Schedule 14C - Information Statement	Page 12

December 31, 2013
Statement of Operations Data
US$
Cash and cash equivalents	1,000,000

Total current assets	5,682,177

Total Assets	6,794,577

Accounts payable and accrued liabilities	2,112,400
Due to related parties	3,269,421
Total Liabilities	7,881,821

Shareholders’ equity (deficiency)	(1,087,243)

Total Liabilities and Shareholders’ Equity	6,794,578

Exchange Rates

Both Amani and Giro record their finances in US dollars and report their operations in US dollars.

Management’s Discussion and Analysis

A.  Operating results.

Amani Consulting SPRL

For the year ended December 31, 2013, Amani had $nil sales revenues.  Amani’s operating loss was $5,165 in 2013, which was considered to be minimal.

In the same period, the working capital deficiency was $(641,752) in 2013.  As of the year ended December 31, 2013, Amani had an accumulated stockholders’ equity of $5,104,409.

Giro Goldfields SPRL

For the year ended December 31, 2013, Giro had $nil sales revenues.  Giro’s operating loss was $2,087,243 in 2013.  The operating loss was due to the start of operating activities.

In the same period, the working capital deficiency was $(2,199,644) in 2013.  As of the year ended December 31, 2013, Giro had an accumulated stockholders’ equity of $6,794,578.

B.  Liquidity and capital resources.

Amani Consulting SPRL

Amani had $nil in cash on hand as at December 31, 2013.  To date Amani’s activities have been financed by equity and debt financing.  From inception to the date of this filing, Amani raised a total of $nil from private offerings of its shares of common stock and borrowed a total of $5,031,821 from a related party.

Amani estimates that funding of $5,000,000 will be required to implement its business plan over the next 12 months.  The funding is anticipated to be required for exploration and evaluation expenses of $4,500,000, and administrative costs of $500,000.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 13

Giro Goldfields SPRL

Giro had $1,000,000 in cash on hand as at December 31, 2013.  To date Giro’s activities have been financed by equity and debt financing.  From inception to the date of this filing, Giro raised a total of $nil from private offerings of its shares of common stock and borrowed a total of $3,269,421 from a related party.

Giro estimates that funding of $nil will be required to implement its business plan over the next 12 months as the parent company Amani Consulting will manage all funding.

C.  Plan of Operation.

During the next 12 months, the Panex intends to:

1.

Finish the first round of exploration work and receive sample assays back from the laboratories. A systematic desktop study will take place to ascertain the next round of exploration work.

2.

Start a second round of exploration work in more detail to explore potentials. This will be a systematic coverage of the licenses including soil samples and further drilling.

Panex intends to finance its administrative and operating costs by the sale of its shares, other shareholder financings, and standard business trade financing.  No commitments to provide additional funds have been made by management, stockholders or anyone else.

Panex intends to raise the required funds to implement its business plan through equity or debt financing or a combination of both.  To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to Panex’s shareholders.  There can be no assurance that sources of capital will be available to Panex on acceptable terms, or at all.  The absence of funding would make the successful completion of Panex’s business plan doubtful.

D.  Research and development, patents and licenses, etc.

Neither Amani nor Giro have spent any funds on research and development activities in the last three fiscal years except for funds spent for the development of its website.

Neither Amani nor Giro are currently conducting any research and development activities.

Currently, neither Amani nor Giro  have any patents or licenses or registered trademarks or any other intellectual property, with the exception of the two licenses held by Giro being license number 5046 and 5049.

E.  Trend information.

Neither Amani nor Giro have any significant history with respect to its financial operations in order to identify any recent trends in its business operations.

F.  Off-balance sheet arrangements.

Neither Amani nor Giro  have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

G.  Tabular disclosure of contractual obligations.

As at February 10, 2014, the Amani had no contractual obligations and commitments as set out in the following table.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 14

Payments due (by period)
		less than			more than
Contractual Obligations of Amani	Total	one year	1-3 years	3-5 years	5 years
Long-term debt obligations	$nil	$nil	$nil	$nil	$nil
Debentures	$nil	$nil	$nil	$nil	$nil
Long-term accounts payable	$nil	$nil	$nil	$nil	$nil
Contractual commitments	$nil	$nil	$nil	$nil	$nil
Retirement and severance indemnities	$nil	$nil	$nil	$nil	$nil

As at February 10, 2014, Giro had no contractual obligations and commitments as set out in the following table.

Payments due (by period)
		less than			more than
Contractual Obligations of Giro	Total	one year	1-3 years	3-5 years	5 years
Long-term debt obligations	$nil	$nil	$nil	$nil	$nil
Debentures	$nil	$nil	$nil	$nil	$nil
Long-term accounts payable	$nil	$nil	$nil	$nil	$nil
Contractual commitments	$nil	$nil	$nil	$nil	$nil
Retirement and severance indemnities	$nil	$nil	$nil	$nil	$nil

H.  Safe Harbor.

This disclosure on Amani and Giro contain forward-looking statements.  Panex intends to identify forward-looking statements in this information statement using words such as “anticipates”, “will”, “believes”, “plans”, “expects”, “future”, “intends”, “projects”, “estimates”, “should”, “could”, or similar expressions.  These statements are based on management’s beliefs as well as assumptions the Panex made using information currently available to it.  You should not place undue reliance on these forward-looking statements.  Because these statements reflect Panex’s current views concerning future events, these statements involve risks, uncertainties and assumptions.  Actual future results may differ significantly from the results discussed in the forward-looking statements.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment.  To the extent that the assumed events do not occur, Panex’s outcome may vary substantially from its anticipated or projected results, and accordingly, Panex expresses no opinion on the achievability of those forward-looking statements and give no assurance that any of the assumptions relating to the forward-looking statements are accurate.

All forward-looking statements are made as of the date of filing of this information statement and Panex disclaims any duty to update such statements.

Panex may, from time to time, make oral forward-looking statements.  Panex strongly advises you to read the foregoing paragraphs described in this information statement and in Panex’s other exhibits and documents filed with the United States Securities and Exchange Commission for a description of certain factors that could cause actual results to differ materially from those in the oral forward-looking statements.  Panex disclaims any intention or obligation to update or revise any oral or written forward-looking statements whether as a result of new information, future events or otherwise.

I.  Quantitative and Qualitative Disclosures of Market Risk

Both Amani and Giro denominate their financial statements in United States dollars and conducts their daily affairs in United States dollars.  As a result, neither Amani nor Giro are subject to any material market risk exposures due to possible fluctuations in exchange rates and interest rates.  Both Amani and Giro currently do not engage in hedging or other activities to control the risk of their foreign currency exposure.  Also, neither Amani nor Giro are currently carrying significant amounts of short term or long-term debt.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 15

J.  Pro Forma Information

The required pro forma information is filed as Exhibit 99.1 to this Schedule 14C.

K.  Financial Information

The required financial information of Amani Consulting SPRL is filed as Exhibit 99.2 to this Schedule 14C.

The required financial information of Giro Goldfields SPRL is filed as Exhibit 99.3 to this Schedule 14C.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  The additional unissued common stock that will be available for issuance following the approval of the Resolution could have material anti-takeover consequences, including the ability of Panex’s board of directors to issue additional shares of common stock without additional shareholder approval because unissued shares of common stock could be issued by Panex’s board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids.  For example, without further shareholder approval, Panex’s board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover.  In addition, because shareholders do not have preemptive rights under the Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of Panex.

Also, the increase in the number of unissued shares of common stock that could be issued as a result of the approval of the Resolution may affect the rights of existing holders of common stock to the extent that future issuances of shares of common stock reduce each existing shareholder’s proportionate ownership and voting rights in Panex.  In addition, possible dilution caused by future issuances of shares of common stock could be accompanied by a decline in the market price of Panex’s shares, assuming a market for Panex’s shares of common stock continues.

In proposing the Resolution Panex’s board of directors was, in part, motivated by its desire to provide sufficient shares to permit the acquisition of other assets and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of Panex.  However, shareholders should nevertheless be aware that approval of Resolution could facilitate future efforts to deter or prevent changes of control in the future.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Panex.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Panex currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Panex has no anti-takeover mechanisms present in its governing documents or otherwise.  Panex confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Panex’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Panex or changing its Board of Directors and management.  According to Panex’s Articles of Incorporation and Bylaws, the holders of Panex’s common stock do not have cumulative voting rights in the election of Panex’s directors.  The combination of the present ownership by a few stockholders of a significant portion of Panex’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Panex’s Board of Directors or for a third party to obtain control of Panex by replacing its Board of Directors.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 16

However, Nevada, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board.  None of these measures have been adopted by Panex nor will be adopted as part of the Resolution.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Panex nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

b.  Voting Securities and Principal Holders Thereof

As of November 18, 2013, there were 366,261,507 outstanding shares of common stock of Panex, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on November 18, 2013 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Panex confirms that there are no convertible securities in existence that are convertible into shares of common stock.

(i)  Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Panex, the following table sets forth all persons beneficially owning more than 5% of the common stock of Panex as at November 18, 2013.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Patane Ltd. Graben 27 Vienna, 1010, Austria	110,000,000	30.0%
shares of common stock	Coresco AG [3] Level 3, Gotthardstrasse 20 6300 Zug, Switzerland	100,000,000	27.3%
shares of common stock	Corporate Consultants Pty Ltd. PO Box 131 Subiaco, Western Australia 6904, Australia	25,000,000	6.9%
shares of common stock	Michel Muhiya Faliaia Banque de Gestion Edmond de Rothschild 2 avenue de Monte-Carlo Monte-Carlo, 98000, Monaco	15,000,000	4.1%
shares of common stock	GSS Pty Ltd. 9 Heath Court, Cashmere Old Brisbane, 4500, Australia	13,000,000	3.5%

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.

[2]  Based on 366,261,507 shares of common stock issued and outstanding as of November 18, 2013.

[3]  Coresco AG is owned by Klaus Eckhof (25%), Lars Pearl (25%), Mark Gasson (25%), and Ross Doyle (25%), but only the board of directors of the company have control over the sale and the voting of the shares.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 17

(ii)  Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class
shares of common stock	Klaus Eckhof [3] Level 3, Gotthardstrasse 20 6300 Zug, Switzerland	Nil	0.00% [2]
shares of common stock	Mark Gasson [3] Level 3, Gotthardstrasse 20 6300 Zug, Switzerland	25,000,000 [4]	6.4% [5]
shares of common stock	Ross Doyle [3] Level 3, Gotthardstrasse 20 6300 Zug, Switzerland	41,977,533 [6]	10.3% [7]
shares of common stock	Directors and Executive Officers (as a group)	66,977,533 [8]	15.5% [9]

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2]  Based on 366,261,507 shares of common stock issued and outstanding as of November 18, 2013.

[3]  Each of Klaus Eckhof, Mark Gasson, and Ross Doyle have a 25% interest in Coresco AG, but do not have control of the sale or the vote of the 100,000,000 shares of common stock registered in the name of Coresco AG.

[4]  Includes the 25,000,000 shares of common stock subscribed for by Mark Gasson but which has not yet been issued by Panex.

[5]  Based on 391,261,507 shares of common stock issued and outstanding at the close of Mark Gasson’s subscription.

[6]  Includes the 40,000,000 shares of common stock subscribed for by Ross Doyle but which has not yet been issued by Panex.

[7]  Based on 406,261,507 shares of common stock issued and outstanding at the close of Ross Doyle’s subscription.

[8]  Includes both the 25,000,000 shares for Mark Gasson’s subscription and the 40,000,000 shares for Ross Doyle’s subscription.

[9]  Based on 431,261,507 shares of common stock issued and outstanding at the close of the subscriptions for each of Mark Gasson and Ross Doyle.

(iii)  Changes in Control

Except as set out above in “Reasons for the Amendments to Articles” Panex is not aware of any arrangement that may result in a change in control of Panex.

Item 2.  Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Panex’s outstanding shares of common stock approved the Resolution on November 18, 2013.

At that time none of Panex’s current or former officers or directors had any financial interest in the Resolution except to the extent that they were shareholders of Panex.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolution that is not shared by all other holders of Panex’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolution.

Item 4.  Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 18

Item 5.  Delivery of Documents to Security Holders Sharing an Address.

Panex will only deliver one information statement to multiple shareholders sharing an address, unless Panex has received contrary instructions from one or more of the shareholders.  Also, Panex will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to Panex at the following address and telephone number:

Panex Resources Inc.

c/o Coresco AG

Level 3, Gotthardstrasse 20

Zug, Switzerland

6300

+41.41.711.0281

The following documents and information have been incorporated by reference into this information statement:

a.

Part II and Exhibit A of Panex’s Form 10-K for 2013 filed with the SEC on November 1, 2013 (Accession #0001354488-13-005958); and

b.

Part I of Panex’s Form 10-Q for November 30, 2013 filed with the SEC on December 31, 2013 (Accession #0001393905-13-000740.

Panex undertakes to provide, without charge, by first class mail or such other equally prompt means within one business day upon receipt of a written or oral request from any registered security holder, a copy of any and all of the information that has been incorporated by reference in this information statement.  All such written or oral requests can be directed to Panex at the address and telephone number noted above.

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting Panex at the address noted above.

Where You Can Find More Information.

Panex files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information Panex files at the Securities and Exchange Commission’s public reference room in Washington, D.C.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  Panex’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Panex Resources Inc.

Schedule 14C - Information Statement	Page 19

Financial Statements and Exhibits.

(a)  Pro Forma Financial Information

See Exhibit 99.1.

•

Panex Resources Inc. pro forma condensed consolidated balance sheet as of November 30, 2013 (unaudited)

•

Panex Resources Inc. pro forma condensed consolidated statement of operations for the three month period ended November 30, 2013 (unaudited)

(b)  Financial Statements of Business Acquired

Financial Statements of Amani Consulting SPRL - See Exhibit 99.2.

•

audited financial statements of Amani Consulting SPRL as of December 31, 2013

Financial Statements of Giro Goldfields SPRL - See Exhibit 99.3.

•

 audited financial statements of Giro Goldfields SPRL as of December 31, 2013

(c)  Exhibits

Exhibit	Description	Status

99.1	Pro Forma Financial Information for Panex Resources Inc.	Included

99.2	Audited financial statements of Amani Consulting SPRL for the period ended December 31, 2013.	Included

99.3	Audited financial statements of Giro Goldfields SPRL for the period ended December 31, 2013	Included

Panex Resources Inc.

Schedule 14C - Information Statement	Page 20

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Gasson
Dated: February 12, 2014
Mark Gasson - President and CEO

Panex Resources Inc.